SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549


                    SCHEDULE 14A INFORMATION
                         Proxy Statement
    (Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934)


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Materials Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                     ATLANTIS PLASTICS, INC.
        (Name of Registrant as specified in its Charter)

                     ATLANTIS PLASTICS, INC.
           (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2).
[ ]   $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

      (4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration No.:

      (3)  Filing Parties:

      (4)  Date Filed:


















































                     ATLANTIS PLASTICS, INC.



            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON MAY 19, 1995


To the shareholders of
  Atlantis Plastics, Inc.

      NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of
Shareholders of Atlantis Plastics, Inc., a Florida corporation (the "Company"), will be held at 9:00 a.m., local time, on Friday, May 19, 1995, at the Grand Bay Hotel, 2669 South Bayshore Drive,
Miami, Florida, for the following purposes:

      (1) To elect six members to the Company's Board of Directors to hold office until their terms shall expire or until their successors are duly elected and qualified; and

      (2) To transact such other business as may properly come before the meeting and any adjournments thereof.

      The Board of Directors has fixed the close of business on March 27, 1995 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual
Meeting and any adjournments thereof.

      Whether or not you expect to be present please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                              By Order of the Board of Directors,



                              Peter W. Klein
                              Secretary

Miami, Florida
April 21, 1995

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.





                 ANNUAL MEETING OF SHAREHOLDERS

                               OF

                     ATLANTIS PLASTICS, INC.


                         PROXY STATEMENT


             DATE, TIME AND PLACE OF ANNUAL MEETING


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Atlantis Plastics, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Class A Common Stock, par value $0.10 per share (the "Class A Common Stock"), for use at the 1995 Annual Meeting of Shareholders of the Company, to be held on the 19th day of May, 1995, or any adjournment(s) thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting. No proxies will be solicited from the holders of the Company's Class B Common Stock, par value $0.10 per share (the "Class B Common Stock"). The Class B Common Stock is not registered under Section 12 of the Securities Exchange Act of 1934. The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to holders of Class A Common Stock is April 21, 1995. The complete mailing address, including zip code, of the principal executive offices of the Company is 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.


                  INFORMATION CONCERNING PROXY

      The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

      The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.


                     PURPOSES OF THE MEETING

      At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

      1.   The election of six directors to serve until the next
Annual Meeting of Shareholders or until their successors are duly elected and qualified; and

      2. Such other business as may properly come before the Annual Meeting, including any adjournments thereof.

      Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of the two nominees for director named below to be elected by the holders of Class A Common Stock (see "Outstanding Shares and Voting Rights," below), and (b) in favor of all other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.


              OUTSTANDING SHARES AND VOTING RIGHTS

      The Board of Directors has set the close of business on March 27, 1995 (the "Record Date"), as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were 4,082,437 shares of Class A Common Stock and 3,002,363 shares of Class B Common Stock (the Class A Common Stock and Class B Common Stock are collectively referred to as the "Common Stock"), issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval, and vote as a separate class to elect 25 percent of the directors of the Company (rounded up to the next whole number), which presently equates to two directors. Holders of the Class B Common Stock are entitled to 10 votes per share on each matter submitted to shareholders for approval and vote as a separate class to elect 75 percent of the directors (rounded down to the next whole number), which presently equates to four directors.

      The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of each of the Class A Common Stock and the Class B Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. For purposes of electing directors at the Annual Meeting, the two nominees receiving the greatest number of votes of Class A Common Stock voting separately as a class, and the four other nominees receiving the greatest number of votes of Class B Common Stock voting separately as a class, shall be elected as directors. The affirmative vote of a majority of the votes of Class A Common Stock and Class B Common Stock present in person or by proxy at the meeting and voting together as a single class is required for the approval of any other matter that may be submitted to a vote of the shareholders. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.


                       SECURITY OWNERSHIP

      The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by (a) each person known to the Company to own beneficially more than five percent of either class of the Company's outstanding Common Stock, (b) each director (including nominees) who owns any such shares, (c) each Named Executive Officer who owns any such shares (see "Executive Compensation and Other Information-Summary of Cash and Certain Other Compensation"), and (d) the directors and executive officers of the Company as a group:




                                          Class A Common Stock
                                          Beneficially Owned(2)(3)
Name and Address of
Beneficial Owner(1)                       Shares          Percent

Triad Capital Fund(4). . . . . . . . . . 221,353             5.4%
Trivest of Florida, Ltd.(4). . . . . . .   1,279             *
Southeast Banking
  Corporation(5) . . . . . . . . . . . . 205,074             5.0%
Anthony F. Bova(6) . . . . . . . . . . .    --                --
J. Bradley Davis(7)  . . . . . . . . . . 218,574             5.4%
Michael A. DiGregorio(8) . . . . . . . .   8,000              *
Phillip T. George, M.D.(9)(10) . . . . . 254,897             6.1%
Larry D. Horner(11)  . . . . . . . . . .    --                --
Charles D. Murphy, III(12) . . . . . . .  17,987              *
Earl W. Powell(9)(13)  . . . . . . . . . 173,913             4.2%
Chester B. Vanatta(14) . . . . . . . . .  20,192              *
Peter Kacer(15). . . . . . . . . . . . .  22,912              *
All directors and executive
officers as a group (10
persons)(16) . . . . . . . . . . . . . . 759,586            17.4%



(continued)

                             Class B Common
                             Stock Bene-              Combined
                             ficially Owned (2)       Voting Power
Name and Address of                                   of Voting
Beneficial Owner(1)          Shares       Percent     Stock

Triad Capital Fund(4). . . . 1,333,032      44.4%       39.7%
Trivest of Florida, Ltd.(4).    12,499        *           *
Southeast Banking
  Corporation(5) . . . . . .      --          --          *
Anthony F. Bova(6) . . . . .      --          --          --
J. Bradley Davis(7)  . . . .   157,511       5.2%        5.2%
Michael A. DiGregorio(8) . .      --          --          *
Phillip T. George, M.D.(9)
(10) . . . . . . . . . . . .   608,319      19.9%       15.4%
Larry D. Horner(11)  . . . .      --          --          --
Charles D. Murphy, III(12) .    27,562         *          *
Earl W. Powell(9)(13). . . .   717,834      22.7%       20.5%
Chester B. Vanatta(14) . . .    27,562        *           *
Peter Kacer(15). . . . . . .     3,307        *           *
All directors and executive
officers as a group (10
persons)(16) . . . . . . . . 2,741,140      83.2%       75.6%




 *   Less than 1%
(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.
(2) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which the person has the right to acquire within 60 days after such date. For purposes of computing the outstanding shares held by each person named above on a given date, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) Although each named person is deemed to be the beneficial owner of securities that may be acquired within 60 days through the exercise of exchange or conversion rights, and the Class B Common Stock is immediately convertible into Class A Common Stock on a one-for-one basis, the number of shares set forth opposite each shareholder's name does not include shares of Class A Common Stock issuable upon conversion of Class B Common Stock.
(4) Triad Capital Fund is an Illinois limited partnership of which Trivest of Florida, Ltd., a Florida limited partnership ("Trivest of Florida"), is general partner. The general partner of Trivest of Florida is Trivest, Inc., a Delaware corporation ("Trivest") that is owned by Dr. George and Mr. Powell. Blue Sky Partners, a Florida general partnership whose partners are Dr. George and Mr. Powell ("Blue Sky Partners"), and Dr. George are limited partners of Triad Capital Fund. In addition, Blue Sky Partners and Messrs. Powell and George are limited partners of Trivest of Florida.
(5) Reflects the shares of Class A Common Stock issuable upon conversion of the 20,000 shares of Series A Convertible Preferred Stock, par value $1.00 per share, of the Company, which is convertible on a 10.2537-for-one basis, held by Southeast Banking Corporation ("Southeast"). Southeast's address is c/o William A. Brandt, Jr., Trustee, 200 South Biscayne Boulevard, Suite 2750, Miami, Florida 33131.
(6)  Mr. Bova's address is 1870 The Exchange, Suite 200, Atlanta,
     Georgia  30339.
(7) The number of shares of Class B Common Stock indicated includes (i) 102,386 shares directly owned; and (ii) 55,125 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan.
     Mr. Davis' address is 257 East Main Street, Barrington,
     Illinois 60010.
(8) Mr. DiGregorio's address is 8090 S.W. 143 Street, Miami, Florida 33158. The number of shares of Class A Common Stock indicated includes (i) 1,000 shares directly owned; and (ii) 7,000 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan.
(9) Does not include shares indicated as beneficially owned by Triad Capital Fund or Trivest of Florida. See footnote 4 above.
(10) The number of shares of Class A Common Stock indicated includes (i) 148,367 shares directly owned; (ii) 43,130 shares held of record by Dr. George as custodian for his minor children under the Florida Uniform Gifts to Minors Act, as to which Dr. George disclaims beneficial ownership; (iii) 51,250 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's amended Stock Option Plan; and (iv) 12,150 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan. The number of shares of Class B Common Stock indicated includes (i) 553,194 shares directly owned; and (ii) 55,125 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's amended Stock Option Plan.
(11) Mr. Horner's address is 110 East 59th Street, New York, New
     York 10022.
(12) The number of shares of Class A Common Stock indicated includes (i) 1,102 shares directly owned; (ii) 10,250 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Disinterested Directors Stock Option Plan; and (iii) 6,635 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan.
     The number of shares of Class B Common Stock indicated reflects 27,562 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Disinterested Directors Stock Option Plan. Mr. Murphy's address is 4019 Los Arabis Drive, Lafayette, California 94549.
(13) Does not include 110 shares of Class A Common Stock beneficially owned by Mr. Powell's spouse and held by her in an Individual Retirement Account, as to which Mr. Powell disclaims beneficial ownership. The number of shares of Class A Common Stock indicated includes (i) 60,863 shares directly owned; (ii) 48,996 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's amended Stock Option Plan; and (iii) 64,054 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan.
     The number of shares of Class B Common Stock indicated includes (i) 552,459 shares directly owned; and (ii) 165,375 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's amended Stock Option Plan.
(14) The number of shares of Class A Common Stock indicated includes (i) 3,307 shares directly owned; (ii) 10,250 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Disinterested Directors Stock Option Plan; and (iii) 6,635 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan.
     The number of shares of Class B Common Stock indicated reflects 27,562 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Disinterested Directors Stock Option Plan. Mr. Vanatta's address is 2251 N. Rampart Blvd. #356, Las Vegas, Nevada 89128.
(15) The number of shares of Class A Common Stock indicated includes (i) 3,950 shares directly owned; (ii) 15,375 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's amended Stock Option Plan; and (iii) 3,587 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1990 Amended and Restated Stock Option Plan. The number of shares of Class B Common Stock indicated reflects 3,307 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's amended Stock Option Plan.
(16) Includes shares owned by Triad Capital Fund and Trivest of Florida as described in footnote 4 above and shares beneficially owned by directors and executive officers, as described in footnotes 6, 8, 10, 11, 12, 13, 14 and 15 above. The number of shares of Class A Common Stock also includes 3,000 shares beneficially owned by Paul Rudovsky, the Company's Executive Vice President, Finance and Planning and Chief Financial Officer. The number of shares of Class A Common Stock also includes an aggregate of 36,053 shares owned by Peter Klein, the Company's Vice President, General Counsel and Secretary which consists of (i) 1,093 shares directly owned, (ii) 30,750 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended Stock Option Plan, and (iii) 4,210 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan. The number of shares of Class B Common Stock includes 11,025 Class B shares issuable upon exercise of presently exercisable options granted to Mr. Klein pursuant to the Company's Amended Stock Option Plan.


                      ELECTION OF DIRECTORS

Nominees

     The bylaws of the Company provide that the Board of Directors shall consist of not fewer than two nor more than nine members. The Board of Directors has fixed at six the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the 1996 Annual Meeting of Shareholders, expected to be held in May 1996, or until his successor has been duly elected and qualified.

     Two directors are to be elected at the Annual Meeting by the holders of Class A Common Stock, voting separately as a class. Messrs. Murphy and Vanatta have been nominated as the directors to be elected by the holders of Class A Common Stock and proxies will be voted for such persons absent contrary instructions. Messrs. Powell, George, Bova and Horner have been nominated as the directors to be elected by the holders of Class B Common Stock voting separately as a class.

     The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship to be elected by the holders of Class A Common Stock is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominee and for such other person as may be designated by the Board of Directors, unless directed by a proxy to do otherwise.

     Each of the nominees for election as a director of the Company is a current member of the Board of Directors. Messrs. Powell and George have served as directors of the Company since its organization, Messrs. Vanatta and Murphy have served as directors since 1987, Mr. Bova has served as a director since February 1995 and Mr. Horner has served as a director since March 1995.


                           MANAGEMENT

Directors and Executive Officers




NAME                       AGE   POSITION(S) HELD WITH THE COMPANY

Earl W. Powell . . . . .   56    Chairman of the Board

Phillip T. George, M.D..   55    Vice Chairman of the Board and
                                 Chairman of the Executive
                                 Committee of the Board of
                                 Directors

Anthony F. Bova. . . . .   49    President, Chief Executive
                                 Officer and Director

Paul Rudovsky. . . . . .   50    Executive Vice President -
                                 Finance & Planning and Chief
                                 Financial Officer

Peter Kacer. . . . . . .   37    Vice President and Controller

Peter W. Klein . . . . .   39    Vice President, Secretary and
                                 General Counsel

Charles D. Murphy, III .   51    Director

Chester B. Vanatta . . .   59    Director

Larry D. Horner. . . . .   60    Director





     Mr. Powell, a cofounder of the Company, has served as Chairman of the Board of the Company since its organization. Mr. Powell also served as Chief Executive Officer of the Company from its organization until February 1995 and served as President from November 1993 to February 1995. Since October 1985, Mr. Powell has served as Chairman of Biscayne Apparel, Inc., an American Stock Exchange company whose principal subsidiaries are engaged in the apparel industry ("Biscayne"). He served as Chief Executive Officer of Biscayne at various times from October 1985 through March 1995. Mr. Powell also serves as (i) President of Trivest, Inc., a private investment firm formed by Messrs. Powell and George in 1981 that specializes in management services and acquisitions, dispositions and leveraged buyouts ("Trivest"), and (ii) Chairman of the Board of Directors of WinsLoew Furniture, Inc., a NASDAQ NMS company formed in December 1994 by the merger of Winston Furniture Company, Inc. and Loewenstein Furniture Group, Inc., engaged in the manufacture of contract seating, casual and ready-to-assemble furniture ("WinsLoew"). From 1971 until 1985, Mr. Powell was a partner with KPMG/Peat Marwick, Certified Public Accountants ("Peat Marwick"), where his positions included serving as managing partner of Peat Marwick's Miami office.

     Dr. George, a cofounder of the Company, has served as the Vice Chairman of the Board since the Company's organization and as Chairman of the Executive Committee of the Board of Directors since February 1990. Dr. George also serves as Vice Chairman of Biscayne's Board of Directors, as a director of WinsLoew and as Chairman of the Board of Trivest.

     Mr. Bova joined the Company as President and Chief Executive Officer in February 1995. From June 1991 to October 1994, Mr. Bova served as the Senior Vice President and General Manager of Packaging Corporation of America, a manufacturer and distributor of consumer packaging products. From June 1988 to May 1991, Mr. Bova served as Senior Vice President of Avery Dennison Corporation, a producer and distributor of labels, identification systems and office products.

     Mr. Rudovsky joined the Company in March 1995. From October 1992 to August 1993, Mr. Rudovsky served as an independent consultant to Infovest Corporation, a provider of information services to the insurance industry. From October 1985 to March 1992, Mr. Rudovsky was the President and CEO of Rudd Manufacturing Co., Inc., a clothing manufacturer.

     Mr. Kacer, a Certified Public Accountant and attorney, joined the Company in February 1987 and has served as Controller since such time. He was appointed Assistant Vice President in February
1991 and Vice President in March 1993. Prior to joining the
Company, Mr. Kacer was a Manager with Peat Marwick.

     Mr. Klein joined the Company in May 1986 and has served as Vice President, General Counsel and Secretary since such time.
Mr. Klein has served as an executive officer and General Counsel of Trivest since May 1986 and was appointed a Managing Director of Trivest in January 1991. Mr. Klein has also served as Vice President, General Counsel and Secretary of Biscayne since June 1986. Prior to joining the Company, Mr. Klein practiced law in Chicago, Illinois and Cleveland, Ohio. Mr. Klein serves as a director of WinsLoew.

     Mr. Murphy, appointed a director of the Company in October 1987, is a financial consultant and an Adjunct Professor of finance at the McLaren School of Business of the University of San Francisco. From June 1981 until December 1989, he was an officer of Sutro & Co. Incorporated, an investment banking and securities brokerage firm, and served most recently as Executive Vice President and Director of Corporate Finance for that company.

     Mr. Vanatta, appointed a director of the Company in February 1987, is a business consultant. From 1985 until May 1990, he was an Executive in Residence and the Paul J. Adam Distinguished Lecturer for the School of Business at the University of Kansas. Mr. Vanatta was formerly Vice Chairman of Arthur Young & Company (now Ernst & Young), Certified Public Accountants. Mr. Vanatta is a director of Arcadian Corporation, which is the general partner of Arcadian Partners, L.P., a New York Stock Exchange company that manufactures nitrogen based fertilizers and industrial chemicals.

     Mr. Horner, appointed a director of the Company in March 1995, has been the Chairman of the Board of Directors of Pacific USA Holdings Corp, a merchant banking firm, since August 1994. From April 1991 until August 1994, he served as a Managing Director of Arnhold and S. Bleichroeder, Inc. From 1964 until April 1991,
Mr. Horner was a partner with Peat Marwick, where he served as Chairman and Chief Executive Officer from 1984 until his retirement. Mr. Horner is a director of American General Corporation, Phillips Petroleum Company, and First Eagle Fund International. He serves as an advisory director of Charterhouse Group International Limited.


Meetings and Committees of the Board of Directors

     The Board of Directors held five meetings during 1994 and also took action by written consent. No incumbent director attended fewer than 75 percent of the aggregate of (i) the number of such meetings, and (ii) the number of meetings of committees of the Board of Directors held during 1994.

     The Board of Directors has established four standing committees: (1) the Executive Committee, (2) the Audit Committee,
(3) the Nominating Committee, and (4) the Compensation Committee.

     The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and administers the Company's 1987 Disinterested Directors Stock Option Plan. Mr. Powell, Dr. George and H. Randall Litten were members of the Executive Committee during 1994. Mr. Litten resigned as a director of the Company in February 1995 and Mr. Bova was appointed a member of the Executive Committee to fill the vacancy resulting from Mr. Litten's resignation. The Executive Committee took certain actions by unanimous written consent during 1994.

     Mr. Murphy, Mr. Vanatta and Paul J. Weir were members of the Audit Committee during 1994. The Audit Committee held two meetings during 1994. Mr. Weir retired from the Board of Directors in March 1995 and Mr. Horner became a member of the committee, replacing Mr. Weir. Mr. Vanatta is Chairman of the Audit Committee. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) administration of the Company's compliance programs, and (e) having general responsibility for all related auditing matters.

     Mr. Powell, Dr. George and Craig A. Brumfield were members of the Nominating Committee during 1994. The Nominating Committee took action by written consent during 1994. Mr. Brumfield resigned as a director of the Company in March 1995 and Mr. Horner replaced him as a member of the Nominating Committee. Mr. Powell is Chairman of the Nominating Committee. The Nominating Committee considers and recommends to the Board of Directors a slate of nominees for election as directors of the Company at the annual meeting of the Company's shareholders and, when vacancies occur, candidates for election by the Board of Directors. In addition, the Nominating Committee from time to time evaluates the size and composition of the Board of Directors and makes recommendations to the Board of Directors with respect thereto. Although the Nominating Committee does not solicit suggestions for nominees, the committee will consider nominees recommended by security holders if such recommendations are accompanied by biographical data and sent to the Company's Secretary.

     Mr. Murphy, Mr. Vanatta and Mr. Weir were members of the Compensation Committee during 1994. The Compensation Committee held two meetings and took action by written consent during 1994. Upon Mr. Weir's retirement in March 1995, Mr. Horner became a member of the committee. Mr. Murphy is Chairman of the Compensation Committee. The Compensation Committee is responsible for setting and administering policies that govern annual compensation of the Company's executive officers. The Compensation Committee has the exclusive power and authority to make compensation decisions affecting Mr. Powell, Dr. George, Mr. Bova and Trivest and makes recommendations to the Board of Directors on compensation matters affecting the Company's other executive officers. The Compensation Committee also administers the Company's amended Stock Option Plan and Amended and Restated 1990 Stock Option Plan.


          EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the fiscal years ended December 31, 1992, 1993 and 1994 to or on behalf of the Company's Chief Executive Officer and the other persons who served as executive officers of the Company on December 31, 1994 and whose total annual salary and bonus was $100,000 or more (the "Named Executive Officers"):

                   SUMMARY COMPENSATION TABLE




                                    Annual Compensation
Name and Principal Position         Year     Salary($)   Bonus($)

Earl W. Powell
Chief Executive Officer(2)          1994    $418,000   $   -
                                    1993     407,452    175,000(3)
                                    1992     435,962       -
Phillip T. George, M.D.
Chairman of the Executive
Committee                           1994     127,000        -
                                    1993     122,236     50,000(3)
                                    1992     130,879       -

Michael A. DiGregorio               1994     165,000     74,250
Former Vice President &             1993      89,231     25,000
Chief Financial Officer(4)          1992        -          -

Peter Kacer                         1994     101,500     30,450
Vice President and Controller       1993      98,300     26,700
                                    1992      94,500     34,450

(continued)

Name and Principal           Long-Term Compensation
Position                     Awards      Payouts     All Other
                                         LTIP        Compensa-
                             Options(#)  Payouts($)  tion(1)

Earl W. Powell
Chief Executive
Officer(2)                 25,000 Shares     -         $15,000
                           27,625 Shares     -           8,302
                           25,000 Shares     -            -

Phillip T. George, M.D.
Chairman of the
Executive Committee         12,500 Shares    -          15,000
                             7,625 Shares    -           3,302
                            11,000 Shares    -            -

Michael A. DiGregorio
Former Vice President &     10,000 Shares    -           7,500
Chief Financial             25,000 Shares    -            -
Officer(4)                    -              -            -

Peter Kacer
Vice President and
Controller                   2,500 Shares    -          10,150
                             3,518 Shares    -           9,830
                             2,800 Shares    -            -




(1) Represents contributions by the Company on behalf of the executive to the TANA Money Purchase Pension Plan and Trust, a retirement plan that covers certain employees of the Company and employees of certain other companies affiliated with Trivest.
(2) Mr. Powell resigned as President and Chief Executive Officer of the Company in February 1995, but continues to serve as Chairman of the Board.
(3) Represents a discretionary bonus paid by the Company to the executive for negotiating favorable settlements in 1992 and 1993 of litigation with Mobil Oil Corporation, Ameriwood Industries International Corporation and Charter-Crellin, Inc.
(4) Mr. DiGregorio resigned as a director of the Company in February 1995 and as an officer of the Company in March 1995.


                       STOCK OPTION GRANTS

     The following table sets forth information concerning the grant of stock options to the Named Executive Officers in 1994 (all options were granted under the Company's Amended and Restated 1990 Stock Option Plan). The Company did not grant any stock appreciation rights in 1994.


                OPTION GRANTS IN LAST FISCAL YEAR






                            Individual Grants
                                  % of Total
                                  Options
                                  Granted to        Exercise
                        Options   Employees in      or Base
                        Granted   Fiscal Year       Price
Name                    (#)(#2)   (3)               ($/Sh)(4)

Earl W. Powell          25,000
                        Shares      24%              $6.375

Phillip T. George,
M.D.                    12,500
                        Shares      12%               6.375

Michael A.
DiGregorio              10,000
                        Shares       9%               6.375

Peter Kacer              2,500
                        Shares       2%               6.375

(continued)



                                                  Potential
                                                  Realizable
                                                  Value at
                                                  Assumed
                                                  Annual Rates
                                                  of Stock
                                                  Price
                                                  Appreciation
                                                  for Option
                                                  Term(1)
                         Expira-
                         tion           5%        10%
Name                     Date           ($)       ($)

Earl W. Powell          2/9/04       $100,230    $254,003

Phillip T. George,
M.D.                    2/9/04         50,115     127,001

Michael A.
DiGregorio              2/9/04(5)      40,092     101,601

Peter Kacer             2/9/04         10,023      25,400







(1) Based on assumed annual rates of stock price appreciation from the closing price of the Company's Class A Common Stock on the date of grant. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Class A Common Stock and overall stock market conditions.
(2) The options become exercisable for 20% of the shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as employment with the Company or one of its subsidiaries continues. To the extent not already exercisable, the options generally become fully exercisable upon liquidation or dissolution of the Company, a sale or other disposition of all or substantially all of the Company's assets, or a merger or consolidation pursuant to which either
     (i) the Company does not survive, or (ii) ownership of more than 49% of the voting power of the Company's voting stock is transferred. In addition, the Compensation Committee of the Board of Directors may, in its discretion, accelerate the date on which any option may be exercised, and may accelerate the vesting of any shares subject to any option.
(3) Options for a total of 125,500 shares of the Class A Common Stock were granted in 1994. Of such amount, options for 20,000 shares were granted to non-employee directors.The percentage shown in this column represents the percentage arrived at by dividing the number of options granted to the Named Executive Officer divided by the total number of options (105,500) granted to employees.
(4) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the date of exercise, or by the optionee's promissory note. The Compensation Committee may also assist an optionee in paying the exercise price of an option, as well as any tax liability of the optionee attributable to such exercise, by (i) authorizing a loan from the Company to the optionee, or (ii) guaranteeing a loan from a third party to the optionee.
(5) At the time of Mr. DiGregorio's resignation as an employee of the Company in March 1995, the vested portion of such option grant consisted of options to purchase 2,000 shares of Class
     A Common Stock. Pursuant to the provisions of the Company's Amended and Restated 1990 Stock Option Plan, such options must be exercised by no later than June 3, 1995.


Stock Option Exercises and Fiscal Year-End Holdings

     No Named Executive Officer exercised stock options during the fiscal year ended December 31, 1994. The following table sets forth information, with respect to the Named Executive Officers, concerning unexercised options held by them as of the end of such fiscal year:

            OPTION EXERCISES AND YEAR-END VALUE TABLE





              Aggregated Option Exercises in Last Fiscal Year, and
              Fiscal Year-End Option Value
                                             Value of Unexercised
                                             In-the-Money Options
              Number of Unexercised Options  at December 31,
              at December 31, 1994(#)        1994($)(1)
              Exercis-       Unexercis-      Exercis-   Unexercis-
Name          able(2)        able            able(2)    able

Earl W.
Powell . .   254,900         70,100       $576,460      $ 76,162

Phillip T.
George . .   107,300         30,200        239,468        36,038

Michael A.
DiGregorio     5,000         30,000          1,875         7,500

Peter Kacer   19,006          8,494         39,952        10,243





(1) The closing sales price for the Company's Common Stock as reported by the American Stock Exchange on December 31, 1994 was $6. Value is calculated by multiplying (a) the positive difference, if any, between $6 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

(2) In the case of Messrs. Powell, George and Kacer, includes options to purchase shares of Class B Common Stock, which are immediately convertible into Class A Common Stock on a one-for-one basis. Value of Unexercised In-the-Money Options at December 31, 1994 assumes conversion of shares of Class B Common Stock subject to such options into shares of Class A Common Stock.


Employment Contracts and Termination of Employment Arrangements

      Effective January 1, 1990, the Company entered into an amended and restated employment agreement with Mr. Powell, expiring December 31, 1997, pursuant to which Mr. Powell was employed as the Company's Chief Executive Officer. By mutual agreement of the Company (acting through the Compensation Committee of the Board of Directors) and Mr. Powell, the employment agreement was modified effective as of February 1, 1995, to provide that Mr. Powell shall render services as the Company's Chairman of the Board. Mr. Powell's employment agreement previously provided for an annual base salary of $500,000, adjusted annually for cost of living increases. However, Mr. Powell's employment agreement was amended effective as of April 1, 1992 to reduce his annual salary to $400,246, adjusted annually for cost of living increases since such date ($418,000 in 1994). The employment agreement generally provides that Mr. Powell will continue to receive his salary for the remaining term of the agreement if his employment is terminated for any reason other than for cause (as defined), including disability and a termination of the Company's management agreement with Trivest. See "Certain Transactions-Management Agreement."

      Effective January 1, 1990, the Company entered into an employment agreement with Dr. George. Pursuant to the agreement, Dr. George is to be employed through December 31, 1997 as the Chairman of the Executive Committee of the Company's Board of Directors. This employment agreement previously provided for an annual base salary of $150,000, adjusted annually for cost of living increases. However, Dr. George's employment agreement was amended effective as of April 1, 1992 to reduce his annual salary to $120,074, adjusted annually for cost of living increases since such date ($127,000 in 1994). The employment agreement generally provides that Dr. George will continue to receive his salary for the remaining term of the agreement if his employment is terminated for any reason other than for cause (as defined), including disability and a termination of the Company's management agreement with Trivest.

      Anthony F. Bova was named President and Chief Executive Officer of the Company in February 1995 and Paul Rudovsky was named Executive Vice President - Finance and Planning, and Chief Financial Officer of the Company in March 1995. The Company has entered into five-year employment agreements with Messrs. Bova and Rudovsky, the terms of which include (in addition to provisions for base salaries and certain customary benefits) annual performance-based cash bonuses tied to incremental increases in the Company's earning's per share (as adjusted pursuant to the agreements).

      Each of the Named Executive Officers holds options to purchase Common Stock granted under the Company's amended Stock Option Plan and the Company's Amended and Restated 1990 Stock Option Plan. To the extent not already exercisable, such options generally become exercisable upon liquidation or dissolution of the Company, a sale or other disposition of all or substantially all of the Company's assets, or a merger or consolidation pursuant to which either (i) the Company does not survive, or (ii) ownership of more than 49% of the voting power of the Company's voting stock is transferred. In addition, the Compensation Committee of the Board of Directors has the discretion to grant "limited stock appreciation rights" with respect to such options granted under the amended Stock Option Plan, pursuant to which, in the event of any tender offer or exchange offer by a third party for more than 20% of the Company's outstanding Common Stock, the options will automatically be cancelled in return for cash payment to the optionee in an amount equal to the difference between the highest price paid per share by the acquirer in such transaction and the exercise price.

Compensation Committee Report On Executive Compensation

      Under rules established by the Securities and Exchange Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.


      Mr. Powell, the Company's Chairman of the Board (and, in 1994, its President and Chief Executive Officer), and Dr. George, the Company's Vice Chairman of the Board and Chairman of the Executive Committee of the Board of Directors, receive compensation pursuant to employment agreements. See "Employment Contracts and Termination of Employment Arrangements." The employment agreements and the amendments thereto were approved by the Compensation Committee. The Compensation Committee may also grant discretionary bonuses to Mr. Powell and Dr. George and may recommend that discretionary bonuses be granted to the Company's other executive officers. Neither Mr. Powell nor Dr. George received a discretionary bonus in 1994. The compensation of Messrs. Powell and George is not directly based on the Company's performance; however, they both own a substantial number of shares of the Company's outstanding Common Stock (see "Security Ownership"), representing a significant portion of their net worth. The Compensation Committee believes that this long-term stock ownership position has provided (and should continue to provide) an incentive to Mr. Powell and Dr. George to maximize the value of the Company's stock and, therefore, has created a strong linkage between the interests of Messrs. Powell and George and the interests of the Company's shareholders.

      The Compensation Committee's general philosophy with respect to the compensation of the Company's other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. In 1994, such compensation programs included
(i) a base salary, (ii) an annual bonus, and (iii) a performance-based bonus (tied to yearly increases in the Company's consolidated operating income).

      Anthony F. Bova was named President and Chief Executive Officer of the Company in February 1995 and Paul Rudovsky was named Executive Vice President - Finance and Planning, and Chief Financial Officer of the Company in March 1995. The Company has entered into five-year employment agreements with Messrs. Bova and Rudovsky, the terms of which include (in addition to provisions for base salaries and certain customary benefits) annual performance-based cash bonuses tied to incremental increases in the Company's earnings per share (as adjusted pursuant to the agreements). In addition, upon execution of their employment agreements, the Compensation Committee approved grants of stock options to Messrs. Bova and Rudovsky under the Company's stock option plans. The per share exercise price for approximately 43% of the aggregate number of option shares granted to Messrs. Bova and Rudovsky, respectively, was set at the fair market value of the Company's Class A Common Stock on the date of grant, the per share exercise price for one-half of the remaining option shares was set at $3 above such fair market value and the per share exercise price for the remaining option shares was set at $6 above such fair market value.

      The Company maintains stock option plans which are designed to attract and retain executive officers and other employees of the Company and its subsidiaries and to reward them for delivering long-term value to the Company. In 1994, Mr. Powell and other key employees of the Company and its subsidiaries, including the other Named Executive Officers, were granted stock options under the Company's Amended and Restated 1990 Stock Option Plan. The Compensation Committee believes that the number of shares covered by such grants reflects competitive practices for companies with similar market capitalizations as the Company.

      Trivest provides management services to the Company and its subsidiaries and receives compensation from the Company pursuant to the terms of a management agreement. Mr. Powell serves as the President and Chief Executive Officer of Trivest and Dr. George serves as the Chairman of the Board of Directors of Trivest. See "Certain Transactions-Management Agreement."

      Charles D. Murphy, III
      Chester B. Vanatta
      Larry D. Horner

Performance Graph

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return of the Russell 2000 Index and a group consisting of the Company and six other publicly traded plastics companies selected by the Company (collectively, the "Peer Group") for the last five fiscal years. A list of the companies included in the Peer Group follows the graph below.

                  COMPARISON OF FIVE YEAR TOTAL
              RETURN AMONG ATLANTIS PLASTICS, INC.
           THE RUSSELL 2000 INDEX AND A PEER GROUP(1)





                              Cumulative Total Return
               12/89   12/90  12/91  12/92  12/93 12/94

Atlantis
Plastics, Inc.   100      44     33    171    201   214

PEER GROUP(2)    100      86    124    151    154   168

RUSSELL 2000     100      80    117    139    166   163



(1) $100 invested on 12/31/89 in stock or index including reinvestment of dividends.

(2)     The Peer Group consists of AEP Industries, Inc., Atlantis
        Plastics, Inc., Bemis Co., Blessings Corp., Portage
        Industries Corp., Ropak Corp. and Spartech Corp.



Director Compensation

      The Company pays each director other than Messrs. Powell and George an annual retainer of $14,000, payable quarterly, and a $750 fee for each meeting of the Board attended. In addition, members of the Audit Committee and the Compensation Committee receive a fee for attendance at each committee meeting. If the meeting is held on the same day as a meeting of the Board of Directors, the fee is $300; if not, the fee is $600. The Company reimburses all directors for their expenses in connection with their activities as directors of the Company.

      Each of the Company's non-employee directors participates in the Company's 1987 Disinterested Directors Stock Option Plan and the Company's Amended and Restated 1990 Stock Option Plan. Each such director received an option for 5,000 shares of the Company's Class A Common Stock on February 9, 1994 under the Amended and Restated 1990 Stock Option Plan. Such options (which were granted at an exercise price equal to the fair market value of the Company's Class A Common Stock on the date of grant) become exercisable for 20% of the shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as such person continues to serve as a director of the Company.


Compliance with Section 16(a) of the Securities Exchange Act of
1934

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Class A Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Class A Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ending December 31, 1994.





Certain Relationships and Related Transactions

      Management Agreement. Trivest has rendered consulting, financial and management services to the Company, including advice and assistance with respect to acquisitions, divestitures and refinancings, since the Company's organization. Pursuant to its Management Agreement with the Company expiring December 31, 1997 (the "Management Agreement"), Trivest has agreed to provide its corporate finance, strategic planning and other management expertise to the Company and its subsidiaries and, in connection therewith, to identify suitable acquisition and investment opportunities in the plastics industry. Trivest has also agreed that neither it nor any of its affiliates (other than the Company) will invest in, acquire, manage or otherwise provide services with respect to any entity principally engaged in the plastics industry (or any other industry designated by the Company's Board of Directors so long as Trivest has no management, acquisition or other commitment or interest with respect to such designated industry), unless specifically approved by the Company's Board, including a majority of independent directors.

      The Management Agreement previously provided for annual base compensation of $400,000, adjusted annually to reflect cost of living increases. The Management Agreement was subsequently amended, effective April 1992, to reduce Trivest's annual base compensation to $320,197, adjusted annually to reflect cost of living increases ($335,412 in 1994). Pursuant to the Management Agreement, for each additional business operation acquired by the Company or its subsidiaries, Trivest's annual base compensation will generally be increased by the greater of (i) $100,000, or (ii) the sum of 5% of the additional business's projected annual earnings before income taxes and interest expense ("EBIT") for the fiscal year in which it is acquired up to $2,000,000 of EBIT, plus 3.5% of EBIT in excess of $2,000,000. In 1994, the annual base management fee was increased by the sum of $127,230 as a result of the Company's acquisition of Advanced Plastics, Inc. Accordingly, Trivest received a total of $413,165 in base management fees under the Management Agreement in 1994.

      In addition, pursuant to the Management Agreement, for each acquisition or disposition of any business operation of the Company or its subsidiaries introduced or negotiated by Trivest, Trivest will generally receive a fee of up to 3% of the purchase price. However, if the Company engages another financial adviser to provide services in connection with such an acquisition or disposition, Trivest's fee may be reduced to an amount (determined in good faith by the Company's Board of Directors) that reflects Trivest's relative contribution. In 1994, the Company paid Trivest a transaction fee of $405,000 in connection with the acquisition of Advanced Plastics, Inc. and a transaction fee of $65,000 in connection with the acquisition of Dallas Packaging by the Company's CKS/Rigal joint venture.

      The Company believes that the terms of the Management
Agreement and the amendments thereto were on terms no less favorable to the Company than those available from unaffiliated third parties.

      Trivest Legal Department. Trivest maintains an internal legal department, headed by Mr. Klein. The Trivest legal department accounts for its time on an hourly basis and bills Trivest and its affiliates, including the Company, for services rendered at prevailing rates. In 1994, the Company paid Trivest $78,400 for services rendered by the Trivest legal department. The Company believes that the fees charged by the Trivest legal department in 1994 were no less favorable to the Company than fees charged by unaffiliated third parties for similar services.

      Insurance Services. Since 1986, DGP Insurance Agency, Inc. ("DGP"), a risk manager and insurance consultant, has provided insurance services to the Company, including analysis of available insurance coverages and the negotiation of premiums. Messrs. George and Powell own all of the capital stock of DGP, which is managed by an established unrelated insurance broker. DGP provides services exclusively to affiliates of Messrs. George and Powell, including the Company. For such services, DGP receives 50 percent of the commissions received by the unrelated insurance broker in connection with policies written. DGP received approximately $47,050 in commissions from the Company's insurance premiums in 1994. Management believes that the insurance coverage obtained through DGP was on terms no less favorable to the Company than that available from unaffiliated third parties.

      Shared Office Expenses. Since April 1985, the Company has shared office space with other Miami-based entities affiliated with Trivest. The cost of such office space, together with certain other general and administrative expenses, are allocated among the Company and these companies. The Company's share of such allocations is generally based on an internal analysis of the relative amount of time devoted to the affairs of the Company and other Trivest affiliates by various individuals with office space and overhead charges attributable to such persons being allocated on a proportionate basis. The allocations are reviewed by and subject to the approval of the Audit Committee of the Company's Board of Directors. During 1994, the Company paid an aggregate of approximately $180,213 of shared office space expenses. Management believes that such charges to the Company for office space and other general and administrative services were no less favorable to the Company than that available from unaffiliated third parties.


        RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Company's independent public accountant for the year ended December 31, 1994 was and for 1995 will be the firm of Coopers & Lybrand L.L.P. It is expected that one or more representatives of such firm will attend the Annual Meeting and be available to respond to any questions. These representatives will be given an opportunity to make statements at the Annual Meeting if they so desire.





                         OTHER BUSINESS

      The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.



          INFORMATION CONCERNING SHAREHOLDER PROPOSALS

      Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be presented at the 1996 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before December 23, 1995.


                              By Order Of The Board Of Directors



                              Peter W. Klein
                              Secretary

Miami, Florida
April 21, 1995




































                          FORM OF PROXY

                     ATLANTIS PLASTICS, INC.
            THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF THE COMPANY

                      Class A Common Stock

      The undersigned, a holder of Class A Common Stock, par value $.10 per share ("Class A Common Stock"), of ATLANTIS PLASTICS, INC., a Florida corporation (the "Company"), hereby appoints Earl
W. Powell and Phillip T. George, M.D., and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class A Common Stock held of record by the undersigned at the close of business on March 27, 1995 at the Annual Meeting of Shareholders of the Company to be held at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida, on
May 19, 1995 at 9:00 a.m., local time, and at any adjournments thereof.

      The Board of Directors unanimously recommends a vote FOR the election of directors.

1. Election of Charles D. Murphy, III and Chester B. Vanatta, as Directors by holders of the Company's Class A Common Stock.

[ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any).

[  ]  VOTE WITHHELD from all nominees.

2. Upon such other matters as may properly come before such Annual Meeting or any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

                       (See reverse side)












                   (Continued from other side)

      The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1995 Annual Meeting and (2) the Proxy
Statement.

Dated:                        , 1995



(Signature)


(Signature if held jointly)


IMPORTANT:  Please sign exactly as
your name appears hereon and mail it
promptly even though you now plan to
attend the meeting.  When signing as
attorney, executor, administrator,
trustee or guardian, please give
full title as such.  When shares are
held by joint tenants, both should
sign.  If a corporation, please sign
in full corporate name by president
or other authorized officer.  If a
partnership, please sign in
partnership name by authorized
person.


PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE
ENVELOPE PROVIDED.  NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED
STATES.